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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-4 of our report on Prize Energy Corp. dated June 7, 2002, appearing in Magnum Hunter Resources, Inc.'s Current Report on Form 8-K dated July 2, 2002, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
July 3, 2002